UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2011
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer Identification No.)

5320 Legacy Drive Plano, Texas (Address of principal executive offices)	75024 (Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01. Entry into a Material Definitive Agreement
On May 19, 2011, Denbury Resources Inc. (“Denbury”) entered into the Fifth Amendment, attached hereto as Exhibit 99.1 (the “Amendment”), to the Fourth Amended and Restated Credit Agreement among Denbury and JPMorgan Chase Bank, N.A., as administrative agent and the 23 other lenders party thereto (the “Credit Facility”). The Amendment reconfirms the Company’s current borrowing base of $1.6 billion, extends the maturity of the Credit Agreement to May 19, 2016, reduces the applicable margin on outstanding borrowings, reduces the letter of credit fee and adjusts the maximum permitted ratio of debt to adjusted EBITDA of Denbury and its subsidiaries. As of May 20, 2011, Denbury had no borrowings outstanding under the Credit Facility.
This Current Report on Form 8-K contains only a summary of the Amendment. The summary does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Section 2 — Financial Information
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 above is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

     The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
99.1	Fifth Agreement to Credit Agreement, dated May 19, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 20, 2011	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President & Chief Accounting Officer